Project Lexington Update to the Special Committee of the Board of Directors January 28, 2010 Exhibit (c)(4)

2 STRICTLY CONFIDENTIAL
Important Notice
"Macquarie Capital" refers to Macquarie Capital Group Limited, its worldwide subsidiaries and the funds or other investment vehicles that they manage. Macquarie Capital Group
Limited is an indirect, wholly-owned subsidiary of Macquarie Group Limited.
This document and its contents are confidential to the person(s) to whom it is delivered and should not be copied or distributed, in whole or in part, or its contents disclosed by such person(s) to any other person. Notwithstanding the foregoing, the recipient (which includes each employee, representative, or other agent of the recipient) is hereby expressly authorized  to disclose to any and all persons, without limitation of any kind, the tax structure and US federal income tax treatment of the proposed transaction and all materials of any kind (including opinions and other tax analysis) if any, that are provided to the recipient related to the tax structure and US federal income tax treatment.
This document does not constitute an offer to sell or a solicitation of an offer to buy any securities.  It is an outline of matters for discussion only.  You may not rely upon this document in evaluating the merits of investing in any securities referred to herein.  This document does not constitute and should not be interpreted as either an investment recommendation or advice, including legal, tax or accounting advice.
Future results are impossible to predict.  Opinions and estimates offered in this presentation constitute our judgement and are subject to change without notice, as are statements about market trends, which are based on current market conditions.  This presentation may include forward-looking statements that represent opinions, estimates and forecasts, which may not be realized.  We believe the information provided herein is reliable, as of the date hereof, but do not warrant its accuracy or completeness.  In preparing these materials, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources.
Nothing in this document contains a commitment from any member of Macquarie Capital to subscribe for securities, to provide debt, to arrange any facility, to invest in any way in any transaction described herein or otherwise imposes any obligation on Macquarie Capital. Macquarie Capital does not guarantee the performance or return of capital from investments.
Any participation by Macquarie Capital in any transaction would be subject to its internal approval process.
None of the entities noted in this document are authorized deposit-taking institutions for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of these entities do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of these entities.
CIRCULAR 230 DISCLOSURE
Macquarie Capital does not provide any tax advice. Any tax statement herein regarding any US federal income tax is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any penalties. Any such statement herein was written to support the marketing or promotion of the transaction(s) or matter(s) to which the statement relates. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.
© 2010 Macquarie Capital (USA) Inc.

MACQUARIE

ZM capital		✓	✓	✓	✓	✓
VSS Veronis Suhler Stevenson		✓	✓	✓	✓	✓
		✓	✓	✓	✓	
Quadrangle		✓	✓	✓	✓	
LEE EQUITY		✓				
[illegible]		✓				
		✓				
		✓				
LAMBERT MEDIA GROUP		✓				
		✓				
		✓				
PROVIDENCE EQUITY		✓	✓	✓		
QUALIA CAPITAL		✓

3 STRICTLY CONFIDENTIAL
Summary Process Update
(as of January 27, 2010)
Terry Semel Windsor Media
Amir Malin
Lee Masters (Jarl Mohn) Lee Masters
Michael Lambert
Stanley Golden Golden Touch Media
Bob Pittman Pilot Group
WIP
Michael Eisner
Josh Steiner
Dennis Miller Spark Capital
John Suhler
Strauss Zelnick
Mgmt. Meeting Follow-Up Questions
WIP
NDA Signed Info Package Contacted
Bob Wright
Dick Parsons
Key Executive Partner
Note: Shading indicates no interest.

Initial Bidding & Partner Selection
Negotiate, Sign and Announce

4 STRICTLY CONFIDENTIAL
Illustrative Process Overview
Management
Meeting
& Information
Package
Initial Indications of Interest Detailed Due Diligence and Final Bidding
Follow-Up
Questions /
Discussion
Public
Information
Functional
Diligence
(legal, tax, etc.)
Purchase
Sale
Agreement /
Documentation
Business &
Financial
Diligence
Management
Rollover /
Terms
~3 Weeks
~ 1 Week
~ 4 Weeks
Timing From Today: